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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Statement of Additional Information constituting part of this Registration Statement on Form N-4 of our report dated February 8, 2002, relating to the financial statements of Sentry Variable Account II, and of our report dated February 15, 2002, relating to the financial statements of Sentry Life Insurance Company, which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" in the Statement of Additional Information and "Condensed Financial Information" in the Prospectus.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 24, 2002